HIGHLAND INCOME FUND

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HIGHLAND INCOME FUND

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	45-6245636
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

300 Crescent Court, Suite 700, Dallas, Texas	75201
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.375% Series A Cumulative Preferred Shares (Liquidation Preference $25.00 per share)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-219103

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The sections captioned “Summary of the Terms of the Series A Preferred Shares,” “Description of the Series A Preferred Shares” and “Special Characteristics and Risks of the Series A Preferred Shares” in the Registrant’s Prospectus Supplement that was filed pursuant to Rule 497 under the Securities Act of 1933 (File No. 333-219103) on July 30, 2019, are incorporated herein by reference.

Item 2. Exhibits

(1)	Third Amended and Restated Agreement and Declaration of Trust, is incorporated herein by reference to the Registrant’s Registration Statement on Form N-2, File Nos. 333-219103 and 811-23268 filed on July 31, 2019.

(2)

Amended and Restated By-laws of the Registrant, dated October 12, 2017, is incorporated herein by reference to the Registrant’s

Initial Registration Statement on Form N-2, File No. 811-23268 filed on October 29, 2018.

(3)	Statement of Preferences for 5.375% Series A Cumulative Preferred Shares is incorporated herein by reference to Registrant’s Registration Statement on Form N-2, File Nos. 333-219103 and 811-23268, as filed with the Commission on July 31, 2019.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HIGHLAND INCOME FUND

By:	/s/ Lauren Thedford
Name:	Lauren Thedford
Title:	Secretary

Date: July 31, 2019